UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The Company’s executive officers intend to conduct meetings with investors, stockholders and analysts and at investor conferences on or after July 17, 2007.  A copy of the portion of the presentation materials to be used at those meetings and from time to time thereafter that includes additional information not previously furnished as part of Company presentation materials is filed as Exhibit 99.1 hereto.  The Company does not intend to file any update of these or any other presentation materials.  The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1

Tapestry Pharmaceuticals, Inc. investor presentation materials to be used by the Company’s executive officers at meetings with investors, stockholders and analysts and at investor conferences beginning on or after July 17, 2007, and to be used from time to time thereafter.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Gordon Link
	Name:	Gordon Link
	Title:	Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1

Tapestry Pharmaceuticals, Inc. investor presentation materials to be used by the Company’s executive officers at meetings with investors, stockholders and analysts and at investor conferences beginning on or after July 17, 2007, and to be used from time to time thereafter.